Exhibit 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

November 19, 2003

Contact: Emanuel Chirico

Executive Vice President & Chief Financial Officer

(212) 381-3503

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION REPORTS 2003

THIRD QUARTER RESULTS
    RESULTS IN LINE WITH GUIDANCE
    CALVIN KLEIN INTEGRATION NEARS COMPLETION

Phillips-Van Heusen Corporation reported third quarter net income of $17.0 million, or $0.34 per diluted common share. Excluding integration costs associated with the acquisition of Calvin Klein, net income in the current year's third quarter improved to $21.5 million, or $0.43 per diluted common share, which is in line with the Company's previous earnings guidance. In the prior year's third quarter, net income was $17.7 million, or $0.63 per diluted common share.

For the nine months, net income in the current year was $23.9 million, or $0.30 per diluted common share. Excluding Calvin Klein integration costs and a one-time gain resulting from the Company's sale of its investment in Gant, net income for the nine months was $40.9 million, or $0.85 per diluted common share in the current year. This compares with net income of $24.7 million, or $0.88 per diluted common share for the prior year's nine month period.

The after-tax integration costs associated with the Calvin Klein acquisition were $4.4 million and $18.5 million in the quarter and nine months ended November 2, 2003, respectively. Such costs consist of (i) the operating losses of certain Calvin Klein businesses which the

Company will close or license, and associated costs in connection therewith, and (ii) the costs of certain duplicative personnel and facilities incurred during the integration of various logistical and back office functions. In the current year's second quarter, the Company sold its minority interest in Gant Company AB for $17.2 million, after related fees and expenses, which resulted in a one- time after-tax gain of $1.5 million. (Please see Consolidated Income Statements below for a reconciliation of GAAP amounts to non-GAAP financial measures.)

The improvement in third quarter net income, excluding Calvin Klein integration costs, was primarily due to $10.9 million of operating earnings associated with the Calvin Klein Licensing segment. Partially offsetting this increase was a $3.5 million increase in interest expense associated with the financing of the Calvin Klein acquisition. Also, partially offsetting this increase was a $1.4 million decline in the operating earnings of the Apparel and Footwear segment, as the continued strong performance of our wholesale apparel businesses was more than offset by sales and earnings declines experienced in the Company's retail businesses.

Third quarter net income per diluted common share was down compared with the prior year due to the assumed conversion of the convertible preferred stock, coupled with the additional shares of common stock issued in connection with the Calvin Klein acquisition. These transactions resulted in an increase of over 21 million common shares outstanding for earnings per share computations. (Please see Note 1 to Consolidated Income Statements for details of earnings per share computations.)

Total revenues in the third quarter increased 11% to $453.3 million from $409.1 million in the prior year. For the nine months, total revenues were $1,207.4 million in 2003, an increase of 11% over the prior year's $1,089.7 million. These increases were due principally to the addition of royalty revenues generated by the Calvin Klein Licensing segment, as well as increases in the Company's wholesale sportswear and dress shirt businesses. These increases were partially offset by sales declines in the Company's retail businesses.

Commenting on these results, Bruce J. Klatsky, Chairman and Chief Executive Officer, noted that "We are pleased with our third quarter results, which were in line with previous guidance. The trend of strong growth in our wholesale apparel businesses coupled with the positive earnings impact of the Calvin Klein business continued to help minimize the impact of the earnings decline in our retail businesses."

Mr. Klatsky continued, "The integration of the Calvin Klein operations is nearly complete and we are on target for the launch of the men's and women's better sportswear lines next year. The better women's line, licensed to a joint venture formed by Kellwood, will launch in Spring 2004 and initial reaction from retailers previewing the line has been terrific. We will launch the better men's line in Fall 2004. We are now focusing our attention on expanding the global marketing opportunities for the Calvin Klein brands into both new product categories and geographic regions and we are quite optimistic about the potential of these future efforts."

Mr. Klatsky further stated, "Our retail outlet business during the third quarter was inconsistent, with the best performance occurring in September, as back to school and cooler weather spurred spending on seasonal merchandise. Overall, however, the third quarter performance was below plan, and without an improvement in this trend, full year earnings, excluding Calvin Klein integration costs and the Gant gain, would be at the low end of our previous guidance of $0.95 to $1.00." (Please see Supplementary 2003 Earnings Guidance table below for more details.)

Mr. Klatsky concluded by stating, "As we approach the end of 2003, we are very pleased that we have achieved the milestones in the integration program and development of the Calvin Klein sportswear business that we articulated at the time of the acquisition. Further, we continue to be optimistic that, for next year and beyond, we can achieve earnings per share growth of 15% per year."

The Company webcasts its conference calls to review its earnings releases. The Company's conference call to review its third quarter earnings release is scheduled for Thursday, November 20, 2003 at 11:00 a.m. EST. Please log on either to our web site at www.pvh.com and go to the News Release page or to CCBN's website at www.companyboardroom.com to listen to the live webcast of the conference call. The webcast will be available for replay for 30 days after it is held, commencing approximately two hours after the live broadcast ends. Please log on to www.pvh.com or www.companyboardroom.com as described above to listen to the replay. In addition, an audio replay of the conference call is available for 48 hours starting one hour after it is held. The replay of the conference call can be accessed by calling 1-800-428-6051 and using passcode #312635 . The conference call and webcast consist of copyrighted material. They may not be re-recorded, reproduced, retransmitted, rebroadcast or otherwise used without the Company's express written permission. Your participation represents your consent to these terms and conditions, which are governed by New York law.

* * * * * * * *

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call / webcast, including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company's apparel and footwear products, both to its wholesale customers and in its retail stores, and the levels of sales of the Company's licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends and other factors; (iii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, including the Company's ability to realize revenue growth, cost savings or synergies from integrating, developing and growing Calvin Klein; (iv) the Company's operations and results could be affected by quota restrictions (which, among other things, could limit the Company's ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company's ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company's products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing or political and labor instability in the United States or any of the countries where the Company's products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity's, or the Company's existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of our licensees to market successfully licensed products or to preserve the value of our brands, or their misuse of our brands and (viii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

This press release includes certain non-GAAP financial measures, as defined under SEC rules. A reconciliation of these measures is included in the financial information later in this release.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)
	Quarter Ended
	11/2/03
			Results
			Excluding
	Results Under	Calvin Klein Integration	Calvin Klein Integration	Quarter Ended
	GAAP	Costs	Costs	11/3/02

Net sales	$421,443	$ 6,522	$414,921	$406,493
Royalty and other revenues	31,848		31,848	2,610
Total revenues	$453,291	$ 6,522	$446,769	$409,103

Gross profit on net sales	$146,171	$ (2,186)	$148,357	$147,890
Gross profit on royalty and
other revenues	31,848		31,848	2,610
Total gross profit	178,019	(2,186)	180,205	150,500

Selling, general and
administrative expenses	142,349	3,844	138,505	118,332

Earnings (loss) before interest and
taxes	35,670	(6,030)	41,700	32,168

Interest expense, net	9,184		9,184	5,700

Pre-tax income (loss)	26,486	(6,030)	32,516	26,468

Income tax expense (benefit)	9,452	(1,604)	11,056	8,779

Net income (loss)	17,034	(4,426)	21,460	17,689

Preferred stock dividends	5,177		5,177

Net income (loss) available to
common stockholders	$ 11,857	$ (4,426)	$ 16,283	$ 17,689

Basic net income per
common share (1)	$ 0.39		$ 0.54	$ 0.64

Diluted net income per
common share (1)	$ 0.34		$ 0.43	$ 0.63

(1) Please see the Notes to Consolidated Income Statements for a reconciliation of basic and diluted net income per common share.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)
	Nine Months Ended
	11/2/03
			Results
			Excluding
	Results	Calvin Klein Integration	Calvin Klein Integration	Nine Months
	Under	Costs and	Costs and	Ended
	GAAP	Gant Gain	Gant Gain	11/3/02

Net sales	$1,117,314	$ 17,201	$1,100,113	$1,082,573
Royalty and other revenues	90,091		90,091	7,143
Total revenues	$1,207,405	$ 17,201	$1,190,204	$1,089,716

Gross profit on net sales	$ 398,684	$ (2,583)	$ 401,267	$ 391,897
Gross profit on royalty and
other revenues	90,091		90,091	7,143
Total gross profit	488,775	(2,583)	491,358	399,040

Selling, general and
administrative expenses	427,751	25,772	401,979	344,671

Gain on sale of investment	3,496	3,496

Earnings (loss) before interest and
taxes	64,520	(24,859)	89,379	54,369

Interest expense, net	27,410		27,410	16,929

Pre-tax income (loss)	37,110	(24,859)	61,969	37,440

Income tax expense (benefit)	13,252	(7,818)	21,070	12,729

Net income (loss)	23,858	(17,041)	40,899	24,711

Preferred stock dividends	14,746		14,746

Net income (loss) available to
common stockholders	$ 9,112	$(17,041)	$ 26,153	$ 24,711

Basic net income
per common share (1)	$ 0.30		$ 0.87	$ 0.89

Diluted net income
per common share (1)	$ 0.30		$ 0.85	$ 0.88

(1) Please see the Notes to Consolidated Income Statements for a reconciliation of basic and diluted net income per common share.

Notes to Consolidated Income Statements:

1. The Company computed its basic and diluted net income per common share as follows:

(In thousands, except per share data)
	Quarter Ended
	11/2/03
		Results
		Excluding
	Results Under	Calvin Klein Integration	Quarter Ended
	GAAP	Costs	11/3/02

Net income	$17,034	$21,460	$17,689

Less: Preferred stock dividends	5,177	5,177

Net income available to common
stockholders for basic net income
per common share	11,857	16,283	17,689

Add back preferred stock dividends	5,177	5,177

Net income available to common
stockholders for diluted net income
per common share	$17,034	$21,460	$17,689

Weighted average common shares
outstanding for basic net income
per common share	30,398	30,398	27,812

Impact of dilutive employee stock
options	787	787	276

Impact of assumed preferred stock
conversion	18,541	18,541

Total shares for diluted net income
per common share	49,726	49,726	28,088

Basic net income per common share	$ 0.39	$ 0.54	$ 0.64

Diluted net income per common share	$ 0.34	$ 0.43	$ 0.63

	Nine Months Ended
	11/2/03
		Results
		Excluding
	Results	Calvin Klein Integration	Nine Months
	Under	Costs and	Ended
	GAAP	Gant Gain	11/3/02

Net income	$23,858	$40,899	$ 24,711

Less: Preferred stock dividends	14,746	14,746

Net income available to common
stockholders for basic net income
per common share	9,112	26,153	24,711

Add back preferred stock dividends		14,746

Net income available to common
stockholders for diluted net income
per common share	$ 9,112	$40,899	$ 24,711

Weighted average common shares
outstanding for basic net income
per common share	30,228	30,228	27,756

Impact of dilutive employee stock
options	521	521	441

Impact of assumed preferred stock
conversion		17,603

Total shares for diluted net income
per common share	30,749	48,352	28,197

Basic net income per common share	$ 0.30	$ 0.87	$ 0.89

Diluted net income per common share	$ 0.30	$ 0.85	$ 0.88

The sum of the first three quarters diluted net income per common share does not equal the year to date total due to applying the if-converted method to the Company's Convertible Redeemable Preferred Stock.

2. The after-tax integration costs associated with the Calvin Klein acquisition were $4.4 million and $18.5 million in the quarter and nine months ended November 2, 2003. Such costs consist of (i) the operating results of certain Calvin Klein businesses which the Company will close or license, and associated costs in connection therewith, and (ii) the costs of certain duplicative personnel and facilities during the integration of various logistical and back office functions. During the second quarter of 2003, the Company sold its minority interest in Gant Company AB for $17.2 million, after related fees and expenses, which resulted in a one-time after-tax gain of $1.5 million.

The Company believes presenting its results excluding Calvin Klein integration costs and the Gant gain provides useful information to investors because many investors make decisions based on the ongoing operations of an enterprise. Investors often believe that ongoing operations provide the best measure of assessing performance and provide a more meaningful basis to compare against future results. The Company uses its results excluding Calvin Klein integration costs and the Gant gain to discuss its business with investment institutions, the Company's Board of Directors and others. Such results are also the basis for certain incentive compensation calculations.

3. EBITDA is a "non-GAAP financial measure" which represents net income before interest expense, income taxes, depreciation and amortization. EBITDA is provided because the Company believes it is an important measure of liquidity. The Company uses EBITDA in connection with certain covenants relating to the Company's outstanding debt. You should not construe EBITDA as an alternative to net income as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities as a measure of the Company's liquidity, as determined in accordance with generally accepted accounting principles. The Company may calculate EBITDA differently than other companies. Net income is reconciled to EBITDA as follows:

	Quarter Ended
	11/2/03
			Results
			Excluding
	Results	Calvin Klein	Calvin Klein	Quarter
	Under	Integration	Integration	Ended
	GAAP	Costs	Costs	11/3/02
($000)
Net income (loss)	$17,034	$ (4,426)	$21,460	$17,689
Plus:
Income tax expense (benefit)	9,452	(1,604)	11,056	8,779
Interest expense, net	9,184		9,184	5,700
Depreciation and amortization	6,872		6,872	6,160
EBITDA	$42,542	$(6,030)	$48,572	$38,328
	Nine Months Ended
	11/2/03
			Results
			Excluding
		Calvin Klein	Calvin Klein	Nine
	Results	Integration	Integration	Months
	Under	Costs and	Costs and	Ended
	GAAP	Gant Gain	Gant Gain	11/3/02
($000)
Net income (loss)	$23,858	$(17,041)	$ 40,899	$24,711
Plus:
Income tax expense (benefit)	13,252	(7,818)	21,070	12,729
Interest expense, net	27,410		27,410	16,929
Depreciation and amortization	20,543		20,543	18,666
EBITDA	$85,063	$(24,859)	$109,922	$73,035

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Balance Sheets

(In thousands)
	November 2,	November 3,
	2003	2002
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 82,087	$ 63,385
Receivables	184,021	136,789
Inventories	233,412	222,170
Other, including deferred taxes of $27,454 and $19,656	43,523	32,296
Total Current Assets	543,043	454,640
Property, Plant and Equipment	142,364	135,011
Goodwill and Other Intangible Assets	782,097	112,975
Other, including deferred taxes of $17,036 at
November 3, 2002	25,126	47,126
	$1,492,630	$749,752

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable and Accrued Expenses	$ 189,460	$128,795
Long-Term Debt	399,076	248,993
Other Liabilities, including deferred taxes of $198,378
at November 2, 2003	330,396	83,769
Series B Convertible Redeemable Preferred Stock	264,746
Stockholders' Equity	308,952	288,195
	$1,492,630	$749,752

As of November 2, 2003, receivables and inventories include $41,961 and $12,854, respectively, related to the Calvin Klein businesses.

The increases in goodwill and other intangible assets and other liabilities relate to recording the intangible assets acquired in the acquisition of Calvin Klein.

PHILLIPS-VAN HEUSEN CORPORATION

Segment Data

(In thousands)
	Quarter Ended
	11/2/03
			Results
			Excluding
	Results Under	Calvin Klein Integration	Calvin Klein Integration	Quarter Ended
	GAAP	Costs	Costs	11/3/02

Revenues - Apparel and Footwear
Net sales	$411,491		$411,491	$406,493
Royalty and other revenues	2,798		2,798	2,610
Total	414,289		414,289	409,103

Revenues - Calvin Klein Licensing
Net sales	9,952	$ 6,522	3,430
Royalty and other revenues	29,050		29,050
Total	39,002	6,522	32,480

Total Revenues
Net sales	421,443	6,522	414,921	406,493
Royalty and other revenues	31,848		31,848	2,610
Total	$453,291	$ 6,522	$446,769	$409,103

Operating earnings - Apparel and
Footwear	$ 36,110		$ 36,110	$ 37,464

Operating earnings (loss) - Calvin
Klein Licensing	4,895	$(6,030)	10,925

Corporate expenses	5,335		5,335	5,296

Earnings (loss) before interest and taxes	$ 35,670	$(6,030)	$ 41,700	$ 32,168

PHILLIPS-VAN HEUSEN CORPORATION

Segment Data

(In thousands)
	Nine Months Ended
	11/2/03
			Results
			Excluding
	Results	Calvin Klein Integration	Calvin Klein Integration	Nine Months
	Under	Costs and	Costs and	Ended
	GAAP	Gant Gain	Gant Gain	11/3/02

Revenues - Apparel and Footwear
Net sales	$1,089,510		$1,089,510	$1,082,573
Royalty and other revenues	9,192		9,192	7,143
Total	1,098,702		1,098,702	1,089,716

Revenues - Calvin Klein Licensing
Net sales	27,804	$ 17,201	10,603
Royalty and other revenues	80,899		80,899
Total	108,703	17,201	91,502

Total Revenues
Net sales	1,117,314	17,201	1,100,113	1,082,573
Royalty and other revenues	90,091		90,091	7,143
Total	$1,207,405	$ 17,201	$1,190,204	$1,089,716

Operating earnings - Apparel and
Footwear	$ 73,158		$ 73,158	$ 71,153

Operating earnings (loss) - Calvin
Klein Licensing	6,010	$(28,355)	34,365

Corporate expenses	14,648	(3,496)	18,144	16,784

Earnings (loss) before interest and taxes	$ 64,520	$(24,859)	$ 89,379	$ 54,369

Corporate expenses under GAAP are net of the $3,496 pre-tax Gant gain.

Phillips-Van Heusen Corporation
Supplementary Fiscal 2003 Earnings Guidance Results Excluding Calvin Klein Integration Costs and Gant Gain(1)

In millions, Except Per Share
Sales		$ 1,432.2		--	$ 1,437.2
Licensing revenues		124.0		--	125.0
		1,556.2		--	1,562.2
Earnings before interest
and taxes		111.9		--	114.0

Interest expense				36.9

Pre-tax income		75.0		--	77.1

Income taxes (34% rate)		25.5		--	26.2

Net Income		49.5		--	50.9

Preferred dividends				20.1

Net income available to
common stockholders		$ 29.4		--	$ 30.8

Average shares				30.8

Diluted earnings per common share		$ 0.95		--	$ 1.00

Quarterly Data
	REVENUES			EPS (2)
1st Quarter (actual)		$371.0		$0.11
2nd Quarter (actual)		372.4		0.21
3rd Quarter (actual)		446.8		0.43
4th Quarter (projected)	366.0	--	372.0	0.11	--	0.16

  The Company expects Calvin Klein integration costs and the Gant gain to approximate $20.0 million, net of tax, or $0.65 per share. The revenues and operating results of the Calvin Klein integration and the Gant gain are excluded from the above guidance. Please see the Notes to Consolidated Income Statements for a description of the Calvin Klein integration costs and Gant gain.

(2) Earnings per share is computed as follows:
Third quarter EPS assumes conversion of the Preferred Stock into common shares because if conversion is not assumed, EPS would increase to $0.52, which is anti-dilutive.
  The other three quarters and full year EPS projections treat preferred dividends as a reduction of net income as the assumed conversion of Preferred Stock in each of these periods would increase EPS, which is anti-dilutive

As a result of these differences in calculation, the sum of the quarters will not equal the full year EPS.